Exhibit 5.1

[McDonald Carano Wilson LLP Letterhead]

April 24, 2012

Board of Directors

Boyd Gaming Corporation

3883 Howard Hughes Parkway

Ninth Floor

Las Vegas, NV 89169

Re:	Boyd Gaming Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Boyd Gaming Corporation, a Nevada corporation (the “Company”) and certain of its subsidiaries (the “Subsidiaries”), on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, on a delayed or continuous basis pursuant to Rule 415 promulgated under the Act, of the following securities not to exceed an initial aggregate offering price of $750 million, in amounts, at prices and on terms to be determined at the time of offering: (i) shares of the Company’s common stock, $0.01 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), in one or more series; (iii) debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under a senior indenture or a subordinated indenture, as applicable (collectively, the “Indentures”) which may be guaranteed by one or more of the Subsidiaries (the “Guarantees”); (iv) the Guarantees; (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), which may be issued pursuant to one or more warrant agreements to be entered into between the Company and a warrant agent or agents to be named, which may be sold independently or together with Common Stock, Preferred Stock and Debt Securities, and which may be separate from or attached to the Common Stock, Preferred Stock or Debt Securities subject to the applicable Warrants; (vi) rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities, or any combination thereof (the “Rights”), (vii) units of securities of the Company (the “Units”) composed of any combination of Common Stock, Preferred Stock, Debt Securities and Warrants; and (viii) such indeterminate amount of Debt Securities and number of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange or exercise of any Preferred Stock, Warrants or Units, as applicable, and as may be issued as a result of any stock split, stock dividend or similar event (the “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Rights, Units and Indeterminate Securities are herein each individually referred to as an “Offered Security” and collectively referred to as the “Offered Securities.”

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation); (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Offered Securities; (iv) certain resolutions relating to the Subsidiaries relating to the Guarantees, (v) the Registration Statement; and (vi) the forms of each of the Indentures to be filed as exhibits to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photo static or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In rendering the opinions expressed herein, we have assumed that: (i) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and will comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (ii) an applicable prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indentures, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) with respect to Debt Securities, the applicable trustee shall have been timely qualified under the Trust

Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will be timely filed with the SEC with respect to such trustee; (vi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to Common Stock or Preferred Stock offered (including upon exercise, conversion or exchange of any Preferred Stock, Warrants, Rights, or Units), there will be sufficient Common Stock or Preferred Stock authorized under the Articles of Incorporation as in effect at the time thereof and not otherwise reserved for issuance.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Offered Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Warrants, Rights, or Units) will be validly issued, fully paid and nonassessable.

2. With respect to any shares of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the applicable certificate of designation has been duly authorized and executed by the Company and filed with the Secretary of State of the State of Nevada, (ii) the Offered Preferred Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the Offered Preferred Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Warrants, Rights, or Units) will be validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the terms of the Offered Debt Securities have been duly established in conformity with the applicable Indenture, (ii) the Offered Debt Securities have been authorized, offered and sold in accordance with the applicable Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Warrants, Rights, or Units), will be binding obligations of the Company.

4. With respect to any Guarantees to be offered pursuant to the Registration Statement with any Offered Debt Securities, when (i) the applicable Subsidiary, establishes the terms, conditions and provisions of any Guarantees to be issued by such Subsidiary, and (ii) the applicable Subsidiary duly authorizes such Guarantees, the Guarantees will be duly authorized by the applicable Subsidiary; and when the Guarantees have been duly established by the applicable Indenture, as supplemented from time to time, and the Debt Securities to be guaranteed by the Guarantees have been duly authenticated by the trustee and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement and the prospectus supplement, the Guarantees will be validly issued and will constitute legally valid and binding obligations of the Subsidiaries, enforceable against the Subsidiaries in accordance with their terms.

5. With respect to any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent thereto, (ii) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement (including the authorization of the issuance of the Common Stock and/or Preferred Stock to be issued upon exercise of such Offered Warrants), (iii) the Offered Warrants have been authorized, offered and sold in accordance with the applicable warrant agreement, the Registration Statement, including the prospectus supplement thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Warrants have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable warrant agreement upon payment of the agreed-upon consideration therefor, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock or Units), will be binding obligations of the Company.

6. With respect to any Rights to be offered pursuant to the Registration Statement (the “Offered Rights”), when (i) the terms, conditions and provisions of any rights agreement and underlying Offered Rights have been established by the Company, and (ii) the Company has duly authorized such Offered Rights, the Offered Rights will be duly authorized by the Company; and when the rights agreement has been duly executed and delivered by all parties thereto and such Offered Rights have been duly established pursuant to the terms and provisions of the rights agreement and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the rights agreement and as contemplated by the Registration Statement and the prospectus supplement, the Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to any Units to be offered pursuant to the Registration Statement (the “Offered Units”), when (i) the applicable unit agreement, if any, with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) the terms of the Offered Units and the related Offered Securities and their issuance and sale thereof have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the Offered Units (including authorization of the issuance of any Offered Securities to be issued pursuant to such Offered Units), (iii) the Offered Units have been authorized, offered and sold in accordance with the applicable unit agreement, if any, the Registration Statement, including the prospectus supplement thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Units have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable unit agreements upon payment of the agreed-upon consideration therefor, the Offered Units will be binding obligations of the Company.

The opinions expressed herein are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed herein are limited in all respects to the General Corporation Law of Nevada and the federal laws of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions expressed herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the foregoing laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all references to us in the Registration Statement and any amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the fact stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

McDONALD CARANO WILSON LLP /s/ McDonald Carano Wilson LLP